UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2020
Data I/O Corporation
(Exact name of registrant as specified in its charter)

Washington	0-10394	91-0864123
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6645 185th Ave. N.E., Suite 100, Redmond, WA 98052
(Address of principal executive offices, including zip code)

(425) 881-6444
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	DAIO	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                                                         □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act                                                                                                                                  □

Items reported in this filing:

Item 2.02 Results of Operation and Financial Condition

Item 9.01 Financial Statements and Exhibits

Item 2.02 Results of Operation and Financial Condition

A press release announcing first quarter 2020 results was made April 30, 2020 and a copy of the release is being furnished as Exhibit 99.0 in this current report.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
99.0	Press Release: Data I/O Reports First Quarter 2020 Results

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Data I/O Corporation

April 30, 2020	By: /s/ Joel S. Hatlen Joel S. Hatlen Vice President Chief Operating and Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.0	Press Release: Data I/O Reports First Quarter 2020 Results

Joel Hatlen	Darrow Associates, Inc.
Chief Operating and Financial Officer	Jordan Darrow
Data I/O Corporation 6645 185th Ave. NE, Suite 100	(512) 551-9296 jdarrow@darrowir.com
Redmond, WA 98052
(425) 881-6444

Data I/O Reports First Quarter 2020 Results

Redmond, WA -- April 30, 2020 -- Data I/O Corporation (NASDAQ: DAIO), the leading global provider of advanced data and security deployment solutions for flash, flash-memory based intelligent devices and microcontrollers, today announced financial results for the first quarter ended March 31, 2020.

First Quarter 2020 Highlights

•       Net sales of $4.8 million; bookings of $4.3 million

•       Gross margin as a percentage of sales of 58.2%

•       Net loss of ($554,000) or ($0.07) per share

•       Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA)*, excluding equity compensation, of ($110,000)

•       Cash & Equivalents of $13.8 million; no debt

•       Automotive electronics, advanced programming and secure provisioning leadership

o   Automotive Electronics represented 55% of first quarter 2020 bookings

o   New distribution partnership with NOA Leading Co., Ltd. in Japan

o   Three new automotive wins in the quarter in Asia, Americas and Europe

o   Growth in SentriX® devices provisioned, device types supported, and design wins

o   COVID-19 Positioning and Response

•       Globally diversified manufacturing/service operations complying with local regulations

•       As an “essential” business, manufacturing facilities remain open with core personnel onsite to service, build and ship products

•       Prioritizing COVID-19 related device supports, equipment orders and service

•       Cash conservation and expense management initiatives, including reductions in executive and Board level compensation

*EBITDA and Adjusted EBITDA are non-GAAP financial measures.  A reconciliation is provided in the tables of this press release.

Management Comments

Commenting on the first quarter ended March 31, 2020, Anthony Ambrose, President and CEO of Data I/O Corporation, said, “The first quarter delivered unprecedented worldwide conditions with the onset of the COVID-19 pandemic just as our business seemed to be emerging from the cyclical downtrend that commenced nearly two years ago.  Our thoughts and prayers go out to all the communities, businesses and individuals who have been hard hit by the virus.  This has been a crisis affecting global businesses and humanity alike, and we at Data I/O are doing our part to contribute toward the comprehensive steps for safety and recovery.

“We are an essential supplier to the medical and aerospace industries, and therefore need to stay open while keeping our employees and our facilities safe. We have required most of our workforce to operate remotely, while maintaining a core group to staff our manufacturing, service and support operations. Our global teams follow recommended best practices in accordance with local government mandates.  I would like to personally recognize the efforts of our entire global workforce who have risen to the occasion and kept our workplaces, their communities and families safe while supporting customers.

“While we entered the crisis in a position of strength, the unprecedented nature of the pandemic creates significant downside risk under certain scenarios, so we are taking precautionary measures.  These include reductions and deferrals in compensation for corporate executives and members of our Board of Directors, and reduced work weeks for certain locations and functions as outlined in our previous SEC filing.   We also will evaluate on a case by case basis all government programs worldwide that help preserve our workforce and cash flow at the same time.

“Globally, the automotive manufacturing arena has been materially impacted by plant closures.  While China factories have reopened, the US, Mexico and Europe remain largely shut-down through April.  Guidance from leading customers indicates they will be reopening soon and ramping European and American output later in the second quarter, with expectation of normal production by the fourth quarter of 2020.

“Data I/O has consistently been at the forefront of the industry.  The first quarter was no different as we continued to invest in our leading data programming and secure provisioning platforms.  Our innovations in ultra-fast performance and reliability were recognized in the quarter, and we are honored to have received the coveted Service Excellence Award for Device Programming Support for the second year in a row as determined by customer voting.

“These qualities must be resonating with our target customers from around the world.  During the first quarter, our global sales channels and world class products enabled us to win system orders at new automotive customers in Asia, Americas and Europe as well as being selected by a global ventilator manufacturer to ramp its production.  We were particularly excited to rapidly support the ventilator electronics customer with our most advanced Lumen®X programming technology.  Locations and markets may change, but the reasons we are selected by customers remain the same: outstanding products, great customer support, financial stability and global capability.

“For our other key target market in IoT, the rapid adoption of work-at-home policies amid COVID-19 underscore the importance of security at all ends of the connected electronics ecosystem.  Our SentriX Platform, a highly robust and flexible cost-effective security provisioning and data programming deployment system for authentication devices, secure elements and secure microcontrollers, has experienced steady interest despite the recent stress on the overall economy.  The low investment SentriX model is becoming even more attractive to companies that require solutions on tight budgets.

“In these very uncertain times, it is our intent to remain agile, improve our processes, follow our product roadmap, protect our superior financial condition, and grow relative to the competitive landscape until the eventual recovery in electronics manufacturing.”

Financial Results

Net sales in the first quarter of 2020 were $4.8 million, as compared with $6.1 million in the first quarter of 2019.  The year-over-year decline in sales reflects the cyclical downtrend in the industry, reduced demand resulting from international trade and geopolitical issues and the onset of the COVID-19 pandemic which negatively impacted automotive and industrial market production.

For the 2020 first quarter, gross margin as a percentage of sales was 58.2%, as compared to 60.8% in the first quarter of 2019.  The 2020 first quarter gross margin was primarily impacted by fixed costs being spread over lower revenue, as well as increased tariffs.

Total operating expenses in the first quarter of 2020 were $3.4 million, down from $3.7 million in the 2019 period.  Data I/O continues to invest in research and development and SentriX, while emphasizing ongoing expense management practices.

An operating loss of ($609,000) for the first quarter of 2020 compares to operating income of $29,000 for the first quarter of 2019.  Net loss in the first quarter of 2020 was ($554,000), or ($0.07) per share, compared with net income of $26,000, or $0.00 per diluted share, for the first quarter of 2019.  Included in net income are foreign currency transaction gains of $52,000 for the 2020 period and losses of ($104,000) for the first quarter of 2019.

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) was ($359,000) in the first quarter of 2020, compared to EBITDA of $189,000 in the first quarter of 2019.  Adjusted EBITDA, excluding equity compensation, was ($110,000) in the first quarter of 2020, compared to adjusted EBITDA of $476,000 in the first quarter of 2019.

Bookings in the first quarter of 2020 were $4.3 million, compared to $6.2 million in the first quarter of 2019 and $6.9 million in the fourth quarter of 2019.  Backlog at March 31, 2020 was $2.3 million, as compared with $2.9 million at December 31, 2019.

Data I/O’s financial condition remains strong with cash of $13.8 million at March 31, 2020, as compared with $13.9 million at December 31, 2019.  The Company had net working capital of $18.4 million at March 31, 2020, a slight reduction from $18.5 million at December 31, 2019. The Company continues to have no debt.

Conference Call Information

A conference call discussing financial results for the first quarter ended March 31, 2020 will follow this release today at 2 p.m. Pacific Time/5 p.m. Eastern Time.  To listen to the conference call, please dial 412-902-6510.  A replay will be made available approximately one hour after the conclusion of the call.  To access the replay, please dial 412-317-0088, access code 10142430.  The conference call will also be simultaneously webcast over the Internet; visit the News and Events section of the Data I/O Corporation website at www.dataio.com to access the call from the site.  This webcast will be recorded and available for replay on the Data I/O Corporation website approximately one hour after the conclusion of the conference call.

About Data I/O Corporation

Since 1972 Data I/O has developed innovative solutions to enable the design and manufacture of electronic products for automotive, Internet-of-Things, medical, wireless, consumer electronics, industrial controls and other electronic devices. Today, our customers use Data I/O security deployment and programming solutions to reliably, securely, and cost-effectively bring innovative new products to life. These solutions are backed by a global network of Data I/O support and service professionals, ensuring success for our customers.

Learn more at dataio.com

Forward Looking Statement and Non-GAAP financial measures

Statements in this news release concerning economic outlook, coronavirus impact, expected reopening and recovery, expected revenue, expected margins, expected savings, expected results, orders, deliveries, backlog and financial positions, as well as any other statement that may be construed as a prediction of future performance or events are forward-looking statements which involve known and unknown risks, uncertainties and other factors which may cause actual results to differ materially from those expressed or implied by such statements.  These factors include uncertainties as to the ability to record revenues based upon the timing of product deliveries, installations and acceptance, accrual of expenses, coronavirus related business interruptions, changes in economic conditions and other risks including those described in the Company's filings on Forms 10K and 10Q with the Securities and Exchange Commission (SEC), press releases and other communications.

Non-GAAP financial measures, such as EBITDA and Adjusted EBITDA excluding equity compensation, should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.  We believe that these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s results and facilitate the comparison of results.

-          tables follow     -

DATA I/O CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(UNAUDITED)

	Three Months Ended March 31,
	2020	2019

Net Sales	$4,785	$6,058
Cost of goods sold	2,001	2,373
Gross margin	2,784	3,685
Operating expenses:
Research and development	1,582	1,681
Selling, general and administrative	1,811	1,975
Total operating expenses	3,393	3,656
Operating income(loss)	(609)	29
Non-operating income:
Interest income	8	12
Gain on sale of assets	-	60
Foreign currency transaction gain (loss)	52	(104)
Total non-operating income	60	(32)
Income(loss) before income taxes	(549)	(3)
Income tax (expense) benefit	(5)	29
Net income(loss)	($554)	$26

Basic earnings(loss) per share	($0.07)	$0.00
Diluted earnings(loss) per share	($0.07)	$0.00
Weighted-average basic shares	8,219	8,303
Weighted-average diluted shares	8,219	8,417

DATA I/O CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

(UNAUDITED)

	March 31, 2020	December 31, 2019

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$13,814	$13,936
Trade accounts receivable, net of allowance for
doubtful accounts of $79 and $80, respectively	3,107	4,099
Inventories	4,804	5,020
Other current assets	1,709	924
TOTAL CURRENT ASSETS	23,434	23,979

Property, plant and equipment – net	1,813	1,668
Income tax receivable	-	640
Other assets	1,850	1,994
TOTAL ASSETS	$27,097	$28,281

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,072	$1,151
Accrued compensation	1,214	1,541
Deferred revenue	1,421	1,387
Other accrued liabilities	1,286	1,372
Income taxes payable	28	31
TOTAL CURRENT LIABILITIES	5,021	5,482

Operating lease liabilities	1,045	1,178
Long-term other payables	67	91

COMMITMENTS	-	-

STOCKHOLDERS’ EQUITY
Preferred stock -
Authorized, 5,000,000 shares, including
200,000 shares of Series A Junior Participating
Issued and outstanding, none	-	-
Common stock, at stated value -
Authorized, 30,000,000 shares
Issued and outstanding, 8,221,447 shares as of March 31,
2020 and 8,212,748 shares as of December 31, 2019	19,001	18,748
Accumulated earnings	1,954	2,508
Accumulated other comprehensive income	9	274
TOTAL STOCKHOLDERS’ EQUITY	20,964	21,530
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$27,097	$28,281

DATA I/O CORPORATION

NON-GAAP FINANCIAL MEASURE RECONCILIATION

	Three Months Ended March 31,
	2020	2019
(in thousands)
Net Income(loss)	($554)	$26
Interest (income)	(8)	(12)
Taxes	5	(29)
Depreciation and amortization	198	204
EBITDA earnings(loss)	($359)	$189

Equity compensation	249	287
Adjusted EBITDA earnings(loss),
excluding equity compensation	($110)	$476